UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

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CAMAC Energy Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056

(Address of principal executive offices) (Zip Code)

(713) 797-2940

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2014, following the 2014 annual meeting of the stockholders (the “Annual Meeting”) of CAMAC Energy Inc. (the “Company”), J. Kent Friedman, one of the Company’s directors, notified the Company’s Board of Directors (the “Board”) that he would retire from the Board effective as of May 30, 2014. Mr. Friedman has confirmed that his retirement as a director is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Friedman’s retirement, the Board decreased the size of the Board to seven directors.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 29, 2014, the Company held its Annual Meeting. At the Annual Meeting, five items were submitted to the stockholders for a vote: (i) the election of eight directors to the Board, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office (the “Election of Directors”); (ii) the proposal to ratify the appointment of Grant Thornton LLP, independent registered public accounting firm, as the Company’s auditors for fiscal year 2014 (the “Auditor Ratification”); (iii) the proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, within a range of 1-for-3 to 1-for-6 as will be selected by the Board prior to the time of filing a certificate of amendment with the Delaware Secretary of State, subject to the Board’s authority to abandon such amendment (the “Reverse Stock Split Amendment”); (iv) the proposal to amend the Certificate of Incorporation to reduce, proportionately to the split ratio selected by the Board pursuant to the Board’s authority under the Reverse Stock Split Amendment, the total number of shares of common stock that the Company is authorized to issue, subject to the Board’s authority to abandon such amendment (the “Reduction Amendment”) and (v) a non-binding, advisory vote on the compensation of the Company’s management (the “Say-on-Pay Vote”).

There were no solicitations in opposition to the Board’s solicitations. Out of a total of 1,078,098,876 shares of common stock outstanding and eligible to vote on May 1, 2014, 1,004,638,169 shares of common stock (93.19%) were present at the meeting in person or by proxy. The proposals and the final results of the stockholder vote are set forth below:

Election of Directors

The individuals nominated for election to the Board at the Annual Meeting were Dr. Kase Lukman Lawal, Dr. Lee Patrick Brown, William J. Campbell, J. Kent Friedman, John Hofmeister, Ira Wayne McConnell, Hazel R. O’Leary and Dr. Daniel M. Matjila. Except for Dr. Daniel M. Matjila, each of the nominees for election to the Board was a director at the time of the Annual Meeting.

The following nominees were elected as directors by the votes indicated below for a term that will expire on the date of the Company’s 2015 annual meeting of the stockholders.

Nominee	For	Withheld	Broker Non-Vote
Dr. Kase Lukman Lawal	935,523,598	1,346,648	67,767,923
Dr. Lee Patrick Brown	935,863,115	1,007,131	67,767,923
William J. Campbell	935,901,428	968,818	67,767,923
J. Kent Friedman	935,817,470	1,052,776	67,767,923
John Hofmeister	935,911,175	959,071	67,767,923
Ira Wayne McConnell	935,830,879	1,039,367	67,767,923
Hazel R. O’Leary	935,803,595	1,066,651	67,767,923
Dr. Daniel M. Matjila	935,894,863	975,383	67,767,923

Auditor Ratification

The Auditor Ratification was approved by the votes indicated below.

For	Against	Abstain
1,002,882,722	890,585	864,862

Reverse Stock Split Amendment

The Reverse Stock Split Amendment was approved by the votes indicated below.

For	Against	Abstain
990,592,126	13,189,658	856,385

Reduction Amendment

The Reduction Amendment was approved by the votes indicated below.

For	Against	Abstain
989,506,083	11,761,760	3,370,326

Say-on-Pay Vote

The Say-on-Pay Vote was approved by the votes indicated below.

For	Against	Abstain	Broker Non-Vote
932,470,079	4,014,374	385,793	67,767,923

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2014	CAMAC Energy Inc.

/s/ Earl W. McNiel
Earl W. McNiel
Senior Vice President and
Chief Financial Officer